EXHIBIT 10.1
Photon Dynamics Management Incentive Plan

Corporate Factor: This factor is based on Corporate Performance against the documented Business Plan performance objectives. This factor will be determined by the CEO/CFO with Board of Directors approval. (See attached)*
Business Unit Factor: This factor is determined by the CEO/CFO based on performance against the documented business plan for the individual Business Unit.
Individual Factor: This factor is determined by the direct manager against agreed upon goals and objectives tied to the PLAN OF RECORD (the specific goals and objectives for the employees business unit or functional unit for the fiscal year).
The 2006 Management Incentive Plan will consist of three factors:
1)	The Corporate Factor which is the factor derived from the overriding performance of Photon Dynamics as a whole. This factor will comprise 70% of the bonus payout weighting.

2)	The second factor will be derived form the overall performance of the Business Unit. This Factor will comprise 30% of the payout weighting. Functional Units will be paid out at 100% weighting of the Corporate Factor.

3)	The third factor will be the Individual MBOs, directly aligned to the Organizational Plans of Record.
Bonus Calculation Formula:
Business Unit: Corporate Factor (at 70% weighting) + Business Unit Factor (at 30% weighting) X Individual Performance Rating
Example 1: Business Unit Case:
Corp Factor = 100%
Business Unit #1 = 50%
Individual = 75%
((100% x 0.7) + (50% X 0.3)) X 75% = 63.75%
Example 2: Business Unit
Corp Factor = 100%
Business Unit #2 = 90%
Individual = 100%
((100% x 0.7) + (90% X 0.3)) X 100% = 97%
Example 3: Max Case
Corp Factor = 150%
Business Unit = 150%
Individual = 100
((150% x 0.7) + (150% X 0.3)) X 100% = 150%
Example 4: Functional Unit
Corporate = 100%
Individual = 97%
100% X 97% = 97%
Attached are the Corporate Targets for the 2006 Bonus Payout.*

* Omitted as specific quantitative or qualitative performance-related factors, or factors or criteria involving confidential or business information the disclosure of which would have an adverse effect on the Registrant.